Exhibit 10.30

AMENDMENT NO. 1

TO THE NACCO MATERIALS HANDLING GROUP, INC.

EXCESS RETIREMENT PLAN

(Amended and Restated Effective January 1, 2012)

NACCO Materials Handling Group, Inc. (the “Company”) hereby adopts this Amendment No. 1 to the NACCO Materials Handling Group, Inc. Excess Retirement Plan (Amended and Restated Effective January 1, 2012) (the “Plan”), to be effective as of, and contingent upon, the “Spin Off Date,” as such term is defined in the 2012 Separation Agreement between NACCO Industries, Inc. and Hyster-Yale Materials Handling, Inc. As of the Spin-Off Date, the Company agreed to a partial spin-off from the Plan and the transfer of the liabilities in the Plan which are attributable to the Chairman of the Company to form a new non-qualified defined contribution plan known as the NACCO Materials Handling Group, Inc. Executive Excess Retirement Plan. Words used herein with initial capital letters which are defined in the Plan are used herein as so defined.

Section 1

Section 1.2 of the Plan is hereby amended by deleting (i) clause (b) thereof and (ii) the term “and/or” where it appears therein.

Section 2

The Plan is hereby amended by deleting (i) all references to “Transitional Benefit(s)” and the “Transitional Sub-Account(s)” each place they appear therein and (ii) each of Sections 2.11(c), 3.4 and 4.1(d) in its entirety.

Section 3

Section 2.8 of the Plan is hereby amended in its entirety to read as follows:

“Section 2.8. Fixed Income Fund shall mean the Vanguard Retirement Savings Trust IV investment fund under the Profit Sharing Plan or any equivalent fixed income fund thereunder which is designated by the Company’s Retirement Funds Investment Committee as the successor thereto.”

Section 4

Section 2.10(c) of the Plan is hereby amended in its entirety to read as follows:

“(c)	Notwithstanding the foregoing, a Participant shall not be classified as a Key Employee unless the stock of NACCO Industries, Inc. (or a related entity) (for periods prior to the “Spin Off Date,” as such term is defined in the 2012 Separation Agreement between NACCO Industries, Inc. and Hyster-Yale Materials Handling, Inc.) or Hyster-Yale Materials Handling, Inc. (for periods on and after the Spin-Off Date) (subject to any applicable transitional rules contained in Code Section 409A and the regulations issued thereunder) is publicly traded on an established securities market or otherwise on the date of the Participant’s Termination of Employment.”

Section 5

Section 2.11(a) of the Plan is hereby amended in its entirety to read as follows:

“(a) For purposes of Section 3.1 of the Plan, the term “Participant” means an Employee of an Employer who is a Participant in the profit sharing portion of the Profit Sharing Plan whose profit sharing benefit for a Plan Year is (i) limited by the application of Section 401(a)(17) or 415 of the Code, (ii) limited by the terms of the Profit Sharing Plan that apply to Highly Compensated Employees (if applicable) or (iii) is reduced as a result of his deferral of Compensation under this Plan.”

Section 6

Section 2.11(b) of the Plan is hereby amended by deleting the parenthetical at the end thereof.

Section 7

Section 2.13 of the Plan is hereby amended in its entirety to read as follows:

“Plan Administrator shall mean the NACCO Materials Handling Group, Inc. Benefits Committee (the “Benefits Committee”).”

Section 8

Section 3.1 of the Plan is hereby amended by deleting the reference to “Section 2.11(9)” and replacing it with a reference to “Section 2.11(a)” where it appears therein.

Section 9

Sections 5.3(a), 9.3, 9.4, 9.5 and 9.6 of the Plan are hereby amended by deleting the term “Compensation Committee” and replacing it with the term “Compensation Committee of Hyster-Yale Materials Handling, Inc.” each place it appears therein.

Section 10

Section 7.2(b) of the Plan is hereby amended by deleting the reference to “Article XI” and replacing it with a reference to “Article X” where it appears therein.

Section 11

Section 10.2(a) of the Plan is hereby amended by deleting the term “NACCO Industries, Inc. Benefits Committee” and replacing it with the term “Company’s Benefits Committee” where it appears therein.

EXECUTED this ___ day of ___________________, 2012.

NACCO MATERIALS HANDLING GROUP, INC.

By:
Title:

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